CAPITAL LEASE FUNDING, INC.
                             Shares of Common Stock


                             UNDERWRITING AGREEMENT


                                                                May 22, 2007

WACHOVIA CAPITAL MARKETS, LLC
CITIGROUP GLOBAL MARKETS INC.
  as Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
330 South College Street
Charlotte, NC 28288


Dear Sirs:


      Capital Lease Funding, Inc., a Maryland corporation (the "Company"), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. are acting as Representatives (in such capacity, the "Representatives"), with respect to (a) the sale by the Company of 9,000,000 shares (the "Initial Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (b) the grant of the option described in Section 1(b) hereof to purchase all or any part of 1,350,000 additional shares of Common Stock to cover over-allotments (the "Option Shares"), if any, from the Company to the Underwriters, acting severally and not jointly. The 9,000,000 Initial Shares and all or any part of the 1,350,000 Option Shares are hereinafter called, collectively, the "Shares."

      The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (this "Agreement") has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-124003), including a related prospectus, for the registration of securities, including the Shares, under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Initial Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference or Rule 430B of the Securities Act Regulations is hereinafter called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. The term "Base Prospectus" means the prospectus dated May 20, 2005 included in the Registration Statement, including all information incorporated by reference therein. The term "Prospectus Supplement" means the prospectus supplement specifically relating to the Shares in the form first filed with the Commission pursuant to Rule 424 of the Securities Act Regulations, including all information incorporated by reference therein. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means any preliminary form of the Prospectus in the form filed with the Commission pursuant to Rule 424 of the Securities Act Regulations.

      The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

      The term "Disclosure Package" means (a) the Base Prospectus, the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (b) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule IIA, (c) the information contained on Schedule IIB and (d) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

      The term "Issuer Free Writing Prospectus" means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term "Free Writing Prospectus" means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus, as the case may be.

      The Company and the Underwriters agree as follows:

      1.    Sale and Purchase:

      (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $10.226, the Company agrees to sell to the Underwriters the Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

      (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an "Option Closing Time") shall be determined by the Representatives, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Initial Closing Time (as hereinafter defined). If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

      2.    Payment and Delivery

      (a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least 48 hours' prior notice. Upon request of the Representatives, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least 24 hours prior to the Initial Closing Time with respect thereto at the office of Wachovia Capital Markets LLC, 330 South College Street, Charlotte, North Carolina 28288, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Initial Closing Time."

      (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least 48 hours' prior notice. Upon request of the Representatives, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least 24 hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

      3. Representations and Warranties of the Company: The Company represents and warrants to the Underwriters that:

      (a) the authorized, issued and outstanding shares of capital stock of the Company are as set forth in the column entitled "Historical" in the "Capitalization" section of the Disclosure Package and the Prospectus (except for subsequent issuances thereof, if any, contemplated by this Agreement or pursuant to the Company's dividend reinvestment and stock purchase plan and employee benefit plans referred to in the Disclosure Package and the Prospectus or as otherwise disclosed in the Disclosure Package and the Prospectus); the outstanding shares of stock or, as applicable, partnership, membership or other equity interests, of the Company and each of the subsidiaries of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries"), have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, limited partnership interests and membership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or
Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed in the Disclosure Package and the Prospectus, all of the outstanding shares of capital stock or partnership, membership or other equity interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim other than liens pursuant to the Bridge Facility, described in the Disclosure Package and the Prospectus and other than a pledge of the membership interest in the owner of the EPA and OSHA buildings to Caplease Debt Funding, LP, created to facilitate mezzanine financing on such properties, and, except as disclosed in the Disclosure Package and the Prospectus and as otherwise set forth below, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations (except for warrants, rights or options issued under incentive, benefit or share purchase plans of the Company referred to in the Disclosure Package and the Prospectus for officers, employees and others performing or providing similar services), or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligations, or any such warrants, rights or options;

      (b) each of the Company and the Subsidiaries (all of which Subsidiaries are named on Schedule III, except for those Subsidiaries that, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability company or business or other trust, as applicable, in good standing (where applicable) under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective assets and to conduct its respective businesses as described in the Disclosure Package and the Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

      (c) each of the Company and the Subsidiaries is duly qualified and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings or financial condition of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"); except as disclosed in the Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company or from making any other distribution with respect to such Subsidiary's capital stock or other equity interests (other than customary restrictions on dividends or other distributions in the Company's short-term borrowing facilities) from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary (other than customary prepayment restrictions included in Subsidiary mortgage financing agreements);

      (d) the Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

      (e) none of the Company and the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach thereof, or default thereunder by the Company or the Subsidiaries) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

      (f) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such conflicts, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any asset of the Company or any Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

      (g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (collectively, the "Exceptions"), and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

      (h) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein or the Company's sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Initial Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) filings with and approvals by the National Association of Securities Dealers, Inc. and (v) such approvals, authorizations, consents or orders or filings, the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

      (i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct the business described in the Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company and the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Disclosure Package and the Prospectus;

      (j) the Company and the transactions contemplated by this Agreement meet the requirements for the use of Form S-3 under the Securities Act; each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are threatened by the Commission, and, to the Company's knowledge, the Company has complied with any request on the part of the Commission for additional information;

      (k) the Preliminary Prospectus when filed and the Registration Statement as of its initial effective date, the filing date of the Company's Annual Report on Form 10-K for year ended December 31, 2006, any subsequent effective date in connection with the Shares and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus filed in connection with the Shares will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

      (l) the Registration Statement, as of its initial effective date, the filing date of the Company's Annual Report on Form 10-K for year ended December 31, 2006 and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Initial Closing Time and at the Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in Schedule IV);

      (m) the Company is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act Regulations), without taking into account any determination by the Commission pursuant to such Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer; each document incorporated by reference in the Prospectus or the Disclosure Package, when it was filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the rules and regulations promulgated under the Exchange Act (the "Exchange Act Regulations"), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, until the completion of the public offer and sale of the Shares, any further documents so filed and incorporated by reference in the Prospectus or the Disclosure Package or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (n) as of 8:30 a.m. (Eastern time) on May 23, 2007 (the "Initial Sale Time"), the Disclosure Package did not, and at the Initial Closing Time and any Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the Initial Closing Time and any Option Closing Time, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of Schedule IV);

      (o) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notifies the Representatives in writing did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified;

      (p) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 of the Securities Act Regulations; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

      (q) except for the Issuer Free Writing Prospectuses identified in Schedule IIA hereto, and any electronic road show relating to the public offering of the Shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;

      (r) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

      (s) the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus (it being hereby acknowledged that, subject to the other representations, warranties and covenants in this Agreement, documents incorporated by reference may be filed after using any Issuer Free Writing Prospectus);

      (t) the financial statements, including the related supporting schedules and notes, included in (or incorporated by reference into) the Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data in the Disclosure Package and the Prospectus fairly presents the information shown therein and has been compiled on a basis consistent with the financial statements included in the Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in the Disclosure Package or the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations, as applicable, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information; no other pro forma financial information is required to be included in the Disclosure Package or the Prospectus;

      (u) Ernst & Young LLP and McGladrey & Pullen, LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries and the Company's predecessor are filed with the Commission as part of the Disclosure Package and the Prospectus or are incorporated by reference therein, were during the periods covered by their reports independent registered public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations;

      (v) subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, and except as may be otherwise stated in the Disclosure Package and the Prospectus, there has not been (i) any Material Adverse Effect or any change or event that reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries that reasonably could be expected to result in a Material Adverse Effect or (iii) except for regular quarterly dividends on the Common Stock and the Company's 8.125% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share (the "Preferred Stock"), described in the Disclosure Package and the Prospectus, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

      (w) the Shares conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus;

      (x) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

      (y) at or before the Initial Closing Time, the Shares will have been registered under Section 12(b) of the Exchange Act;

      (z) all securities issued by the Company or any of the Subsidiaries prior to the date hereof have been issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

      (aa) the Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

      (bb) in connection with the offering of the Shares, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus permitted by Section 3(q) and the Registration Statement;

      (cc) except as set forth on Schedule V, neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the Exchange Act Regulations, or
(ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

      (dd) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

      (ee) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the assets of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that could reasonably be expected to result in a judgment, decree, award or order which would have a Material Adverse Effect;

      (ff) the descriptions in the Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Disclosure Package or the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by the Exceptions and, to the Company's knowledge, no party is in breach or default under any such agreements that could reasonably be expected to have a Material Adverse Effect;

      (gg) the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and the Subsidiaries to conduct their business as described in the Disclosure Package and the Prospectus, and none of the Company and the Subsidiaries has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

      (hh) the Company and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act Regulations); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act Regulations); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements; the Company's auditors and the audit committee of the board of directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a material role in the Company's internal controls; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

      (ii) each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of the Subsidiaries, except for any failure to file that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; no tax deficiency has been asserted against any such entity, and the Company does not know of any tax deficiency that is likely to be asserted against the Company or any of the Subsidiaries that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries;

      (jj) commencing with the taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"), and the current and proposed method of operation of the Company and the Subsidiaries as described in the Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time;

      (kk) the Company and the Subsidiaries maintain, and, to the Company's knowledge, their borrowers maintain, insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for the business of the Company and the Subsidiaries;

      (ll) each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; none of the Company and the Subsidiaries has incurred or expects to incur material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" (as defined in ERISA and subject to Title IV of ERISA) or (ii) Section 412 or 4971 of the Code; and each "pension plan" for which the Company or any of the Subsidiaries would have any material liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification;

      (mm) none of the Company and the Subsidiaries, or, to the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans or servicing arrangements to the Company or any of the Subsidiaries, (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries; or (iii) made any other payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Disclosure Package or the Prospectus;

      (nn) except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or of any of the Subsidiaries or any of the members of the families of any of them; except as otherwise disclosed in the Disclosure Package and the Prospectus, no other relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Disclosure Package or the Prospectus and that is not so described;

      (oo) except as disclosed in the Disclosure Package and the Prospectus or payable to the Representatives or their affiliates, none of the Company and the Subsidiaries has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

      (pp) none of the Company and the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

      (qq) any statistical and market-related data included in the Prospectus and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;

      (rr) there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act except for those registration or similar rights that have been waived or that are inapplicable with respect to the offering contemplated by this Agreement;

      (ss) except as disclosed in the Disclosure Package and the Prospectus: (i) the Company and the Subsidiaries have good title to (and are the sole legal, beneficial and equitable owner of) all loan assets and other personal property described in the Disclosure Package or the Prospectus or shown on the financial statements included in the Disclosure Package and the Prospectus, and own fee simple title to or have a valid leasehold interest or estate for years in, as applicable, all real property (other than real property not purported to be owned or leased by the Company or the Subsidiaries) described in the Disclosure Package or the Prospectus or shown on the financial statements included in the Disclosure Package and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except as do not materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and (ii) any real property improvements, equipment and personal property held under lease by the Company or any of the Subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property improvements, equipment and personal property by the Company or such Subsidiary;

      (tt) other than with respect to development loans or loans to Yum Brands, Inc. franchise lenders, the Company or a Subsidiary has obtained, from a title insurance company licensed to issue such policy, a lender's title insurance policy on any real property in respect of which the Company or any of the Subsidiaries has a loan in its portfolio as of the date hereof, the Initial Closing Time or the Option Closing Time secured thereby that insures the lien of its mortgage on the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and so secured by the real property; the Company or a Subsidiary has obtained, from a title insurance company licensed to issue such policy, an owner's or leasehold title insurance policy on any real property owned in fee or leased, as the case may be, by the Company or any of the Subsidiaries as of the date hereof, the Initial Closing Time or the Option Closing Time that insures its fee simple title or leasehold interest with coverage in an amount at least equal to the amount generally deemed in the Company's industry to be commercially reasonable in the market where the property is located;

      (uu) there are no real property interests or loans in respect of real property that any of the Company and the Subsidiaries directly or indirectly intends to acquire, lease, originate or underwrite or any contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition, disposition, origination or underwriting by the Company or the Subsidiaries of interests in real property or loans in respect of real property that are required to be described in the Disclosure Package or the Prospectus and are not so described;

      (vv) except as set forth in the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering any real property owned in fee or leased by the Company or a Subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company or any Subsidiary, (ii) are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company or any of the Subsidiaries;

      (ww) except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) none of the Company and the Subsidiaries has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, discharged, dumped, transferred or otherwise disposed of Hazardous Materials (as hereinafter defined) on, in, under, to or from any of the Real Property (as hereinafter defined), except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) the Company has not received any notice of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to any of the Real Property, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) none of the Company and the Subsidiaries has received any notice of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Disclosure Package or the Prospectus or arising out of the conduct of any of the Company and the Subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined), except for claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) none of the Real Property is included or, to the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency or, to the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority; and (v) in the operation of the Company's and its predecessor's businesses, the Company or its predecessor has acquired, before the acquisition or origination of any loan in respect of real property or the acquisition of any real property, an environmental assessment of the real property and, to the extent that any condition was revealed that could reasonably have been expected to result in material liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company or its predecessor took, or required its borrower to take, all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute;

            as used herein, "Real Property" means collectively any real property underlying any loan held by the Company or any of the Subsidiaries or any real property leased or owned by any of them;

            as used herein, "Hazardous Material" means, without limitation, any flammable explosives, radioactive materials, hazardous substances, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, regulation or rule, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an "Environmental Statute" and collectively the "Environmental Statutes") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties described in the Disclosure Package or the Prospectus;

      (xx) to the Company's knowledge, there are no costs or liabilities associated with any of the Real Property arising under any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

      (yy) none of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial profit or equity interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director, employee or significant shareholder;

      (zz) except as disclosed in the Disclosure Package and the Prospectus, (i) the Company does not know of any violation of any municipal, state or federal law, rule or regulation concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) to the Company's knowledge, the Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title; (iii) the Company has not received any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and the Company does not know of any such condemnation or zoning change that is threatened and that, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect; (iv) to the Company's knowledge, all improvements constituting a part of the Real Property are free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear, except as could not reasonably be expected to have Material Adverse Effect, (v) all liens, charges, encumbrances, claims, or restrictions on or affecting the assets of the Company or any of the Subsidiaries that are required to be described in the Disclosure Package or the Prospectus are disclosed therein; (vi) all leases of any of the Real Property constitute the legal, valid and binding agreements of each party thereto (subject to the Exceptions), to the Company's knowledge no tenant under any of such leases is in default thereunder and there is no event that, but for the passage of time or the giving of notice or both would constitute a default thereunder, except for such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (vii) all notes and other loan agreements, mortgages, assignments of leases and rents, subordination agreements and other security agreements in favor of the Company and the Subsidiaries with respect to any of the Real Property constitute the legal, valid and binding agreements of each party thereto (subject to the Exceptions), except for such failures to be legal, valid and binding that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and to the Company's knowledge no party to any such agreement is in default thereunder and there is no event that, but for the passage of time or the giving of notice or both would constitute a default thereunder, except for such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (viii) no tenant under any lease pursuant to which any of the Real Property is leased has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except for such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect; and

      (aaa) any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

      4. Certain Covenants:

      The Company hereby agrees with each Underwriter:

      (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation;

      (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible;

      (c) to prepare the Prospectus in a form reasonably approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

      (d) during the time in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), to advise the Representatives promptly and, if requested by the Representatives, to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

      (e) to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) of the Securities Act Regulations, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule IIA;

      (f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

      (g) during the time in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), to advise the Representatives immediately, and, if requested by the Representatives, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or cease-and-desist order in connection with the public offering of the Shares or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing (unless required to do so by law);

      (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) that, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, or (iii) if it is necessary to amend or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to prepare and furnish promptly to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is so delivered, be misleading, or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the Securities Act and the Securities Act Regulations;

      (i) during the time in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

      (j) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, the Preliminary Prospectus or any Issuer Free Writing Prospectus relating to the Shares, to furnish for review a copy thereof to the Representatives and counsel for the Underwriters and not to file any such proposed amendment or supplement to which the Representatives reasonably object (unless required to do so by law);

      (k) to furnish promptly to the Representatives, upon request, such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto relating to the Shares (including all exhibits filed therewith or incorporated by reference therein) as the Representatives may reasonably request;

      (l) to furnish to the Representatives, not less than one business day before filing with the Commission subsequent to the date of the Prospectus and during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations), a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

      (m) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Disclosure Package and the Prospectus;

      (n) to make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (or later than 90 days, if such fiscal quarter is the last fiscal quarter of the Company's fiscal year) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with Rule 158 under the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

      (o) to use its best efforts to list the Shares on the New York Stock Exchange;

      (p) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

      (q) to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or reasonably could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including units of limited partnership interest in Caplease, LP) or such securities, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Company may (A) issue securities pursuant to the Company's 2004 Stock Incentive Plan, as it may be amended and restated from time to time, (B) file or amend a registration statement on Form S-8 relating to the Company's 2004 Stock Incentive Plan, as it may be amended and restated from time to time, (C) issue shares of common stock pursuant to the Company's existing dividend reinvestment and stock purchase plan, (D) sell shares of Common Stock pursuant to the Company's existing at-the-market offerings, provided that the per-share sale price is equal to or greater than the per-share offering price set forth on the cover of the Prospectus Supplement and that the aggregate amount of all such at-the-market sales during the 90-day lockup period does not exceed $5,000,000, and (E) issue units of limited partnership interest in Caplease, LP as consideration for the acquisition of real estate properties by the Company;

      (r) not to, and to use its best efforts to cause its officers and directors not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

      (s) to use its best efforts to meet the requirements to qualify as a REIT under the Code, unless it is determined by the Company's board of directors to be in the best interest of the Company for the Company to no longer so qualify; and

      (t) to use its best efforts not to invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

      5. Payment of Expenses:

      (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses and fees in connection with: (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iii) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers;
(iv) filing for review of the public offering of the Shares by the NASD; (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (vi) the fees and expenses incurred in connection with the inclusion of the Shares in the New York Stock Exchange; (vii) all costs and expenses incident to the travel and accommodation of employees of the Company in making road show presentations with respect to the offering of the Shares (including but not more than 50% of the expense of charter jet flights shared with representatives of the Underwriters);
(viii) costs and expenses of any internet road show; (ix) preparing and distributing three copies of bound volumes of transaction documents for the Representatives and their legal counsel; and (x) the performance of the Company's other obligations hereunder; provided that, except as provided in this
Section 5 or in Section 9, the Underwriters shall pay their own costs and expenses.

      (b) If this Agreement shall be terminated by the Representatives pursuant to clause (a) of Section 7, the Company will reimburse the Underwriters for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, including the fees and expenses of DLA Piper US LLP) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein, up to a maximum amount set forth on Schedule VI.

      6. Conditions of the Underwriters' Obligations:

      The obligations of the Underwriters hereunder to purchase Shares at the Initial Closing Time or at the Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Initial Closing Time and at the Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and the satisfaction (or waiver by the Representatives) of the following further conditions at the Initial Closing Time or at the Option Closing Time, as applicable:

      (a) The Company shall furnish to the Representatives at the Initial Closing Time and at the Option Closing Time opinions of Hunton & Williams LLP, counsel for the Company and the Subsidiaries, addressed to the Representatives and dated the Initial Closing Time and Option Closing Time, as set forth on
Schedule VII.

      (b) The Company shall furnish to the Representatives at the Initial Closing Time and at the Option Closing Time an opinion of the Company's Vice President, General Counsel and Corporate Secretary, addressed to the Representatives, dated the Initial Closing Time and Option Closing Time and otherwise in form and substance satisfactory to DLA Piper US LLP, counsel for the Underwriters, stating as set forth on Schedule VIII.

      (c) [Intentionally omitted.]

      Counsel may call attention to the fact that, in connection with the delivery of its opinion, counsel has not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

      (d) The Representatives shall have received from Ernst & Young LLP and McGladrey & Pullen, LLP, letters dated, respectively, as of the date of this Agreement, the Initial Closing Time and the Option Closing Time, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, relating to the financial statements, including pro forma financial statements, of the Company, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

      (e) The Representatives shall have received at the Initial Closing Time and the Option Closing Time the favorable opinion of DLA Piper US LLP, dated the Initial Closing Time and Option Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives.

      (f) No amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

      (g) Prior to the Initial Closing Time and the Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or cease-and-desist order in connection with the public offering of the Shares or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and (iii) none of the Registration Statement, the Disclosure Package and the Prospectus shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (h) All filings with the Commission required by Rule 424 of the Securities Act Regulations to have been filed by the Initial Closing Time shall have been made within the applicable time period prescribed for such filing by such rule (without reliance on Rule 424(b)(8) of the Securities Act Regulations).

      (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (j) The Representatives shall have received executed lockup agreements from each of the executive officers and directors of the Company substantially in the form of Schedule IX.

      (k) The Representatives shall have received at or before the Initial Closing Time and at the Option Closing Time, a certificate of the Company's Chief Executive Officer or Chief Financial Officer, in each case on behalf of the Company and not individually, to the effect that:

            (i) the representations and warranties of the Company in this Agreement that are not qualified by materiality or Material Adverse Effect are true and correct in all material respects and those representations and warranties of the Company in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct in all respects, as if made on and as of such date, and the Company has complied with all the agreements in all material respects and all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

            (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer's knowledge, threatened under the Securities Act; and

            (iii) the Registration Statement, at its initial effective date, the filing date of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and any subsequent effective date in connection with the Shares did not, the Disclosure Package, as of the Initial Sale Time and the date of such certificate, did not and does not, and the Prospectus, as of its date and the date of such certificate, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.       Termination:

      The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Initial Closing Time or the Option Closing Time, (a) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if there has been since the respective dates as of which information is given in the Registration Statement, any change or event that has had, or reasonably could be expected to have, a Material Adverse Effect, whether or not arising in the ordinary course of business, or (c) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (d) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (e) a general banking moratorium shall have been declared by any federal, Maryland or New York authorities, or (f) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Representatives, will have a Material Adverse Effect.

      If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

      If the purchase by the Underwriters of the Shares, as contemplated by this Agreement, is not consummated by the Underwriters for any reason permitted under this Agreement or if such sale is not consummated because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

      8. Increase in Underwriters' Commitments:

      If any Underwriter shall default at the Initial Closing Time or at an Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 48-hour period, (a) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; and (b) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party (other than the defaulting Underwriter), except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

      If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Initial Closing Time or relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

      The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement. Nothing in this Section 8 shall relieve a defaulting Underwriter from liability for its default.

      9. Indemnity and Contribution by the Company and the Underwriters:

      (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any preliminary prospectus, the Prospectus and any amendment or supplement thereto and any prospectus wrapper material), (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or (iii) any omission or alleged omission to state a material fact required to be stated in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

            If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

            (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors, the Company's officers that signed the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading; provided, however, that the statements identified in Schedule IV attached hereto constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of this Section 9. The indemnity agreement set forth in this
      Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

            If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligation hereunder, except to the extent that their ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriters and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

            (c) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify (to the extent provided in this Section 9) the indemnified party against any loss, expense, liability, damage or claim by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims
      (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and by the Underwriters shall be deemed to be in the same proportion as the total proceeds from the sale of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

            (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in clause (i) and, if applicable clause (ii), of subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 9, each officer and director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

      10. Survival:

      The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

      11. Notices:

      Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Wachovia Capital Markets, LLC, 330 South College Street, Charlotte, North Carolina 28288, Attention: David Herman, or if to the Company shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1065 Avenue of the Americas, New York, New York 10018, Attention: General Counsel.

      12. Governing Law; Headings:

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      13. Duties:

      Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (c) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (d) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters' performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

      14. Parties at Interest:

      The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      15. Counterparts and Facsimile Signatures:

      This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

      16. U.S.A. Patriot Act Notification:

      The Company acknowledges that federal law, to help fight the funding of terrorism and money laundering activities, requires the Underwriters to obtain, verify and record vital information that identifies each person or entity that opens an account and/or enters into a business relationship with such financial institutions.


                            [Signature page follows.]

      If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.


                                        Very truly yours,


                                        CAPITAL LEASE FUNDING, INC.


                                        By: /s/ Paul C. Hughes
                                           -------------------------------------
                                        Name: Paul C. Hughes
                                        Title: Vice President, General Counsel
                                               and Corporate Secretary


Accepted and agreed to as of the date first above written:



WACHOVIA CAPITAL MARKETS, LLC
CITIGROUP GLOBAL MARKETS INC.

By:  Wachovia Capital Markets, LLC


By: /s/ David Herman
   -------------------------------------
Name:  David Herman
Title:  Director

By:  Citigroup Global Markets Inc.


By: /s/ Chris Djoganopoulos
   -------------------------------------
Name:  Chris Djoganopoulos
Title:    Director



For themselves and as the Representatives of the other Underwriters named on
Schedule I hereto.